                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

                                  EXHIBIT 11

                                              Three Months Ended
                                              ------------------
                                           May 31,           May 31,
                                            1996              1995
                                            ----              ----

Primary:
Earnings:
Net Income                               $ 1,936,290       $ 1,620,785
                                          ==========        ==========
Shares:
Weighted average number of common
 shares outstanding                       21,789,731        21,284,465
Assumed exercise of options
 and warrants                              1,497,328         1,596,363
                                           ---------         ---------
Weighted average number of common
 shares for primary calculation           23,287,059        22,880,828
                                          ==========        ==========

Primary earnings per share:
Net income                                  $ 0.08            $ 0.07
                                              ====              ====

                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11
                                  (Continued)

                                             Three Months Ended
                                             ------------------
                                            May 31,         May 31,
                                             1996            1995
                                             ----            ----

Assuming full dilution:
Earnings:
Net income                                $ 1,936,290     $ 1,620,785
                                           ==========      ==========

Shares:
Weighted average number of common
 shares outstanding                       21,789,731       21,284,465
Assumed exercise of options and
 warrants                                  1,646,147        1,682,375
                                          ----------       ----------

Weighted average number of common
 shares assuming full dilution            23,435,878       22,966,840
                                          ==========       ==========

Fully diluted earnings per share:
Net income                                  $ 0.08           $ 0.07
                                              ====             ====

                                      -13-